                                                                     Exhibit 3.7

                            ARTICLES OF INCORPORATION
                                       OF
                           CULLYSPRING WATER CO., INC.


      THE UNDERSIGNED, STEFFEN HAUG, being over the age of 21 years, as incorporator of a corporation under the Washington Business Corporation Act, does hereby adopt in triplicate and deliver to the Secretary of State of the State of Washington the following Articles of Incorporation:

                                    ARTICLE I

      The name of the corporation shall be CULLYSPRING WATER CO., INC., and its existence shall be perpetual.

                                   ARTICLE II

      The purpose or purposes for which the corporation is organized are:

      1. To buy, sell or trade real or personal property or any interest therein, of whatsoever kind and description, and to buy, sell, trade, grant or accept any evidence of debt or security devices in real or personal property.

      2. To engage in the development of real estate.

      3. To build and construct residential and commercial buildings, apartments, warehouses and other structures.

      4. To enter into any and all fields directly or indirectly related to the purchase or sale of real property or structures or their development or construction.

      5. To apply for, obtain, register, purchase, lease, or otherwise acquire, and to hold, own, use, develop, operate, and introduce, and to sell, assign, mortgage, pledge, grant, or otherwise turn to account or dispose of, any copyrights, trademarks, tradenames, brands, labels, concessions or territorial rights or licenses.

      6. To have offices, conduct this business, and promote its objects within and without the State of Washington, in other states, the District of Columbia, the territories and colonies of the United States of America, or of any other country or government.

      7. To carry on any other business, whether transportation, manufacturing, or otherwise, which may seem to the company capable of being conveniently carried on in connection with its business, or calculated to directly or indirectly enhance or render profitable any of the company's property rights, and to lease, purchase, or otherwise acquire, and to own, sell, encumber, transfer, or otherwise deal in real estate or personal property of any kind or nature whatsoever, in connection with said business.

      8. To enter into a partnership, or into any arrangement for sharing of profits, union of interest, joint venture, reciprocal concession, or otherwise, with any person or company carrying on or engaging in any business or transaction which this corporation is authorized to carry on or engage in.

      9. To acquire by purchase, exchange or otherwise, all or any part of, or any interest in, the properties, assets, business, and goodwill of any one or more persons, firms, associations, or corporations, now or hereafter engaged in any business for which the corporation may now or hereafter be organized under the Business Corporation Law of the State of Washington; to pay for the same in cash, property, its own or other securities; to hold, operate, reorganize, liquidate, mortgage, grant a security interest in, pledge, sell, exchange, or in any other manner, deal in or with or dispose of the whole or any part thereof; in connection therewith to assume or guaranty performance of any liabilities, obligations, or contracts of such persons, firms,, -associations, or corporations, and to conduct in any lawful manner the whole or any part of any business thus acquired, provided such business is of a kind herein stated.

      10. To make contracts and guarantees and incur liabilities, borrow money at such rates of interest as the corporation may determine, from any person, firm or corporation; to issue its notes, bonds, debentures, and/or other obligations of this corporation from time to time for any of the objects of this corporation; and to secure the same by mortgage, pledge, trust, or by any other lawful means.

      11. To lend money for its corporate purposes, including loans to officers and directors, and to invest and reinvest its funds and take and hold real and personal property as security for the payment of funds so loaned or invested.

      12. To borrow money of any person, firm or corporation; to issue bonds, debentures or obligations of this corporation from time to time for any of the objects of this corporation; and to secure the same by mortgage, pledge, trust, or by any other lawful means.

      13. To subscribe or cause to be subscribed for, and to purchase or otherwise acquire, hold for investment, sell, assign, transfer, of the mortgages, deeds of trust, debentures, securities, obligations, notes, or other evidence of indebtedness of any corporation, stock company or association, now or hereafter existing, and whether created by or under the laws of the State of Washington or otherwise, and while owners of any stock of -the said shares of capital stock, or bonds, or other property, to exercise all the rights, powers, and privileges or ownership of every kind and description, including the right to vote thereon, with power to designate some person for that purpose from time to time to the same extent as natural persons might or could do.

      14. Without limiting any of the objects and powers of the corporation, it is hereby expressly declared and provided that the corporation shall have power to do all things hereinbefore enumerated; and also to issue or exchange stocks, bonds, or other obligations in payment for property purchased or acquired by it, or for any other object in or about its business; to borrow money; to mortgage or pledge its franchises, real or personal property, income or profit accruing to it, any stocks, bonds, or other obligations, or any property which may be acquired by it issued or incurred.

      15. To such extent as a corporation organized under the Business Corporation Law of the State of Washington may now or hereafter lawfully do, to do each and every thing necessary, suitable, convenient, or proper for, or in connection with, or incidental to, the accomplishment of any one or more of the purposes or the exercise of any one or more of the powers herein enumerated, or designed directly or indirectly to promote the interests of the corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, for which the corporation may now or here-after be organized under the Business Corporation Law of the State of Washington, or under any act, amendatory thereof, supplemental thereto, or substituted therefor.

                                   ARTICLE III

      The registered agent of this corporation, shall be GARY M. ABOLOFIA, Attorney at Law. The address of the initial registered office of the corporation is 17130 Avondale Way N.E., Suite 114, Redmond, Washington, 98052.

                                   ARTICLE IV

      The authorized capital of this corporation shall be $50,000 and the corporation shall issue therefor 50,000 shares of common stock of a par value of $1.00 each. The corporation shall commence Business with the issuance of 500 shares.

                                    ARTICLE V

      The Board of Directors for the corporation shall be authorized to adopt and implement a plan for the issuance of "Section 1244" stock as such term is defined in Section 1244 of the Internal Revenue Code of the United States of America.

                                   ARTICLE VI

      This corporation shall not commence business until at least $500 has been received by it as consideration for the issuance of its shares.

                                   ARTICLE VII

      The owners of shares of stock of this corporation shall not be entitled to preemptive rights to subscribe for or purchase any part of new or additional issues of stock or securities, convertible into stock of any class whatsoever, whether issued for cash, property, services, by way of dividends, or otherwise.

                                  ARTICLE VIII

      Each shareholder entitled to vote in any election of directors shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has the right to vote. And no shareholder shall be entitled to accumulate his votes.

                                   ARTICLE IX

      Section 1. The Board of Directors shall have full power to adopt, alter, amend,. or repeal the Bylaws or adopt new Bylaws. Nothing herein shall deny the concurrent power of the shareholders to adopt, alter, amend or appeal the Bylaws.

      Section 2. This corporation reserves the right to amend, alter, change or repeal any of the provisions contained in these Articles of Incorporation now or hereafter prescribed or permitted by statute. All rights of shareholders of this corporation are granted subject to this reservation.

      Section 3. This corporation may enter into contracts and otherwise transact business as vendor, purchaser, or otherwise, with its directors, officers and shareholders, and with corporations, associations, firms, and entities in which they are or may be or become interested as directors, officers, shareholders, members of otherwise, as freely as though such adverse interest did not exist, even though the vote, action, or presence of such director, officer, or shareholder, may be necessary to obligate the corporation upon such contracts or transactions; and in the absence of fraud, no such contract or transaction shall be voided and no such director, officer, or shareholder shall be held liable to account to the corporation by reason of such adverse interest or by reason of any fiduciary relationship to the corporation arising out of such officer stock ownership, for any profit or benefit realized by him through any such contract or transaction; provided that in the case of directors and officers of the corporation (but not in the case of shareholders who are not directors or officers), the nature of the interest of such director or officer, though not necessarily the details or extent thereof, be disclosed or known to the Board of Directors of this corporation, at the meeting thereof at which such contract or transaction is authorized or confirmed. A general notice that a director or officer of the corporation is interested in any corporation, association, firm or entity, shall be sufficient disclosure as to such director or officer with respect to all contracts and transactions with that corporation, association, firm or entity.

                                    ARTICLE X

      The number, qualifications, terms of office, manner of election, time and place of meetings, the powers and duties of the directors shall be prescribed by the Bylaws, but the number of first directors shall be two (2), a number equal to the number -of shareholders, and they shall serve until the first meeting of shareholders-and until their successors Are elected and qualified, and their names and post office addresses are as follows:

      STEFFEN HAUG                        4601 S.W. 100th
                                          Seattle, WA 98146

      MARGARET HAUG                       4601 S.W. 100th
                                          Seattle, WA 98146

      The name and address of the incorporator is STEFFEN HAUG, 4601 S.W. 100th, Seattle, Washington, 98146.



                                          ______________________________________
                                          STEFFEN HAUG

STATE OF WASHINGTON     )
                        )  ss.
COUNTY OF KING          )

      On this day personally appeared before me STEFFEN HAUG, to me known to be the individual described in and who executed the within and foregoing instrument and acknowledged the same as his free and voluntary act and deed for the uses and purposes therein mentioned.

      GIVEN under my hand and official seal this 29th day of June, 1983.



                                    ____________________________________________
                                    NOTARY PUBLIC in and for the State of
                                    Washington Residing at___________________.

                      CONSENT TO SERVE AS REGISTERED AGENT

      GARY M. ABOLOFIA hereby consents to serve as Registered Agent in the State of Washington for the following corporation:

                           CULLYSPRING WATER CO., INC.

      I understand that as agent for the corporation it will be my responsibility to receive service of process in the name of the corporation; to forward all mail to the corporation, and to immediately notify the office of the Secretary of State in the event of my resignation, or of any changes in the registered office address of the corporation for which I am agent.

      DATED this 29th day of June, 1983.



                                          ______________________________________
                                          GARY M. ABOLOFIA
                                          17130 Avondale Way N.E.
                                          Suite 114
                                          Redmond, WA  98052